Exhibit 21.1
Exterran Holdings, Inc. and Subsidiaries
Company Listing as of December 31, 2009

Company	Ownership	Incorporation
Arabian European Mechanical Company Ltd.	49% owned	Saudi Arabia
Aurora (Barbados), SRL	Wholly owned	Barbados
B.T. Engineering Pte Ltd	Wholly owned	Singapore
B.T.I. Holdings Pte Ltd	Wholly owned	Singapore
Belleli Energia CPE do Brasil Ltda.	Wholly owned	Brazil
Belleli Energy B.V.	Wholly owned	Netherlands
Belleli Energy Critical Process Equipment S.r.l.	Wholly owned	Italy
Belleli Energy F.Z.E.	Wholly owned	Dubai
Belleli Energy S.r.l.	Wholly owned	Italy
Compression Services de Mexico, S.A. de C.V.	Wholly owned	Mexico
EES GP, L.P.	Wholly owned	Delaware
EES Leasing LLC	Wholly owned	Delaware
EMIT Water Discharge Technology, LLC	Wholly owned	Wyoming
Enterra Compression Investment Company	Wholly owned	Delaware
Enterra Global Holdings LLC	Wholly owned	Delaware
Excel Energy Services Limited	Wholly owned	Nigeria
EXH Cayman Ltd.	Wholly owned	Cayman Islands
EXH GP LP LLC	Wholly owned	Delaware
EXH MLP LP LLC	Wholly owned	Delaware
EXLP ABS 2009 LLC	65.6% owned	Delaware
EXLP ABS Leasing 2009 LLC	65.6% owned	Delaware
EXLP Leasing LLC	65.6% owned	Delaware
EXLP Operating LLC	65.6% owned	Delaware
Exterran (Australia) Pty Ltd	Wholly owned	Australia
Exterran (Beijing) Energy Equipment Company Ltd.	Wholly owned	China
Exterran (Poland) Sp. z.o.o.	Wholly owned	Poland
Exterran (Singapore) Pte. Ltd.	Wholly owned	Singapore
Exterran (Thailand) Ltd.	Wholly owned	Thailand
Exterran (UK) Ltd.	Wholly owned	United Kingdom
Exterran ABS 2007 LLC	Wholly owned	Delaware
Exterran ABS Leasing 2007 LLC	Wholly owned	Delaware
Exterran Argentina S.A.	Wholly owned	Argentina
Exterran Bolivia S.r.l.	Wholly owned	Bolivia
Exterran Canada Water Solutions ULC	Wholly owned	Alberta, Canada
Exterran Canada, Limited Partnership	Wholly owned	Nova Scotia, Canada
Exterran Canadian Partnership Holdings GP ULC	Wholly owned	Alberta, Canada
Exterran Canadian Partnership Holdings LP Company	Wholly owned	Nova Scotia, Canada
Exterran Cayman Nigerian Holdings Ltd.	Wholly owned	Cayman Islands
Exterran Colombia Leasing LLC	Wholly owned	Delaware
Exterran Eastern Hemisphere F.Z.E.	Wholly owned	Dubai
Exterran Egypt LLC	Wholly owned	Egypt
Exterran Energy Corp.	Wholly owned	Delaware
Exterran Energy de Mexico, S.A. de C.V.	Wholly owned	Mexico
Exterran Energy Solutions Compania Limitada	Wholly owned	Chile
Exterran Energy Solutions India Private Limited	Wholly owned	India
Exterran Energy Solutions, L.P.	Wholly owned	Delaware
Exterran Finance Company Ltd.	Wholly owned	Barbados
Exterran General Holdings LLC	Wholly owned	Delaware
Exterran General Partner, L.P.	Wholly owned	Delaware
Exterran GP LLC	Wholly owned	Delaware
Exterran HL LLC	Wholly owned	Delaware
Exterran Holding Company NL B.V.	Wholly owned	Netherlands
Exterran Holdings HL LLC	Wholly owned	Delaware
Exterran Holdings, Inc.	Parent	Delaware
Exterran International Holdings LLC	Wholly owned	Delaware
Exterran International SA	Wholly owned	Switzerland

Company	Ownership	Incorporation
Exterran Kazakhstan LLP	Wholly owned	Kazakhstan
Exterran Malta Holding Limited	Wholly owned	Malta
Exterran Manutencao Industrial Ltda.	Wholly owned	Brazil
Exterran Middle East LLC	70% owned	Oman
Exterran North Africa Limited	Wholly owned	Malta
Exterran Pakistan (Private) Limited	Wholly owned	Pakistan
Exterran Partners, L.P.	65.6% owned	Delaware
Exterran Peru S.R.L.	Wholly owned	Peru
Exterran Peru Selva S.r.l.	Wholly owned	Peru
Exterran Services (UK) Ltd.	Wholly owned	United Kingdom
Exterran Services B.V.	Wholly owned	Netherlands
Exterran Services de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
Exterran Servicos de Oleo e Gas Ltda.	Wholly owned	Brazil
Exterran Venezuela, C.A.	Wholly owned	Venezuela
GLR Solutions Ltd.	Wholly owned	Alberta, Canada
H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela
Hanover Asia, Inc.	Wholly owned	Delaware
Hanover Canada Corporation	Wholly owned	Alberta, Canada
Hanover Cayman Limited	Wholly owned	Cayman Islands
Hanover Compressor Peru, SAC	Wholly owned	Peru
Hanover de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
Hanover Ecuador LLC	Wholly owned	Delaware
Hanover IDR, Inc.	Wholly owned	Delaware
Hanover Nigeria Energy Services Limited	Wholly owned	Nigeria
HC Leasing, Inc.	Wholly owned	Delaware
HCL Colombia, Inc.	Wholly owned	Delaware
HG Compression Services Nigeria Limited	51% owned	Nigeria
KOG, Inc.	Wholly owned	Delaware
Production Operators Cayman Inc.	Wholly owned	Cayman Islands
PT. Exterran Indonesia	Wholly owned	Indonesia
Quimex S.A.	Wholly owned	Switzerland
Servi-Compresores, C.A.	Wholly owned	Venezuela
UCO Compression Holding, L.L.C.	Wholly owned	Delaware
Universal Compression Bolivia Ltda.	Wholly owned	Bolivia
Universal Compression Canadian Holdings, Inc.	Wholly owned	Delaware
Universal Compression Cayman Ltd.	Wholly owned	Cayman Islands
Universal Compression International Holdings, S.L.U.	Wholly owned	Spain
Universal Compression International Ltd.	Wholly owned	Cayman Islands
Universal Compression International, Inc.	Wholly owned	Delaware
Universal Compression Mauritius	Wholly owned	Mauritius
Universal Compression of Colombia Ltd.	Wholly owned	Cayman Islands
Universal Compression Services de Venezuela C.A.	Wholly owned	Venezuela
Universal Compression Services, LLC	Wholly owned	Delaware
Uniwhale de Colombia E.U.	75% owned	Colombia
Uniwhale Ltd.	75% owned	Cayman Islands